EXHIBIT 10.20
AMENDMENT NO. 1
TO
CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the Convertible Promissory Note (this "Amendment") is executed as of March 14, 2012, by Freeze Tag, Inc., a Delaware corporation (the "Maker"); and Asher Enterprises, Inc, a Delaware corporation, or its assigns ("Holder") to amend the Convertible Promissory Note dated December 6, 2011 between those parties (the "Note").

The Maker and Holder desire to amend the Note and further agree as follows:

1.           Section 1.2(a) of the Note shall include an additional sentence at the end that reads:

If the Maker is unable to issue any shares under this provision due to the fact that there is an insufficient number of authorized and unissued shares available, the Holder promises not to force the Maker to issue these shares or trigger an Event of Default, provided that Maker takes immediate steps required to get the appropriate level of approval from shareholders or the board of directors, where applicable to raise the number of authorized shares to satisfy the Notice of Conversion.

2.           The last sentence of Section 1.7 of the Note shall be deleted and replaced with the following:

Once the Maximum Share Amount has been issued, if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower's ability to issue shares of Common Stock in excess of the Maximum Share Amount, in lieu of any further right to convert this Note, the liquidated damages that will be due is the amount of unconverted principal and Default Interest accrued through the date of conversion.

3.           Section 3.7 of the Note will be deleted and the following language inserted in its place:

Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, being only those that were entered into on a voluntary basis, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

4.           Section 3.8 of the Note will be deleted and the following language inserted in its place:

Delisting of Common Stock For Reasons Within the Maker's Control. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the OTCQB tier maintained by OTC Markets Group, Inc. ("OTCQB") the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange for reasons that are within the Maker's control.

5.            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

6.            Third Parties. Except as specifically set forth or referred to herein, nothing herein express of implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Amendment.

7.            Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

IN WITNESS WHEREOF, the undersigned Maker and the Holder have caused this Agreement to be duly executed as of the date first above written.

FREEZE TAG, INC.

By:________________________________________

Name: Craig Holland
Title: Chief Executive Officer
228 W. Main St., 2nd Floor, Tustin, CA 92780

ASHER ENTERPRISES, INC.

By:________________________________________
Name: Curt Kramer
Title: President
1 Linden Pl., Suite 207 Great Neck, NY. 11021